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                             EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of this 22 day of November, 1996, by and between SFX BROADCASTING, INC., a Delaware corporation with its principal executive office at 150 East 58th Street, New York, New York 10155 (the "Company"), and MICHAEL G. FERREL, an individual residing at 525 East 72nd Street, New York, New York 10021.
In consideration of the mutual covenants and agreements herein set forth, the parties hereto agree, effective on the date hereof (the "Effective Date"), as follows:

                       Employment and Acceptance; Term.

The Company hereby employs the Executive, and the Executive agrees to be employed by the Company, for a term (the "Term") commencing on the Effective Date and continuing for a period of five (5) years.

                       Duties.

1. During the Term of this Agreement, the Executive shall be employed as the President and Chief Executive Officer of the Company at the Company's principal executive office and shall perform such duties and responsibilities which are customarily incident to the position of President and Chief Executive Officer of a large multi-station broadcasting company as shall be reasonably assigned to the Executive by the Company's Board of Directors (the "Board").

2. The Company's principal executive office and the staff necessary for the Executive to perform his duties and responsibilities specified in Section 2(a) shall be located in New York, New York. The Company shall not move its principal executive office outside New York, New York, without the Executive's prior consent.

3. The Executive shall devote substantially all of his business time, labor, skill and energy to the business and affairs of the Company and to the duties and responsibilities specified in Section 2(a) of this Agreement; provided, however, that the Executive may engage in other activities, such as charitable, educational, religious and similar types of activities, to the extent that such activities do not prohibit or prevent the performance of the Executive's duties under this Agreement, or inhibit or conflict in any material way with the business of the Company.

4. The Executive covenants and agrees that for so long as he is actively employed by the Company he shall inform the Company of



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each business opportunity related to the business of the Company of which he becomes aware, and that he will, not directly or indirectly, exploit any such opportunity for his own account, nor will he render any services to any other person or business, or acquire any interest of any type in any other business, which is in competition with the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from acquiring, solely as an investment, (i) up to 10% of any securities of a partnership, trust, corporation or other entity so long as he remains a passive investor in such entity and such entity is not, directly or indirectly, in competition with the Company in any of the markets in which it owns or operates radio stations, or
(ii) up to .5% of any securities of any publicly traded partnership, trust, corporation or other entity provided he remains a passive investor in such entity.

                       Compensation and Benefits.

1. The Company shall, during the continuance of the Executive's employment hereunder, pay to the Executive, and the Executive agrees to accept, in consideration of his services, a salary (the "Base Salary") at the rate of $300,000 per annum, payable in accordance with the Company's normal payroll practices. The Base Salary shall be increased annually on the anniversary of the Effective Date of this Agreement by 5% of the Base Salary in effect for the immediately preceding twelve-month period.

2. During the Term of this Agreement, the Executive and his family shall be entitled to participate in all group insurance, hospitalization, medical, health and accident, disability or similar plans or programs of the Company on the same basis as all other executive officers. Upon any termination of the Executive's employment hereunder, other than any voluntary termination by the Executive that is not related to a Change of Control (as defined in Section 9(b)), during the Term, the Company shall, upon the Executive's request and at his expense, permit the Executive and his family to continue their participation in all group health insurance plans or programs of the Company beyond the coverage period provided for under the Consolidated Omnibus Budget Reconciliation Act of 1985.

3. The Company shall deduct from the Base Salary and all other cash amounts payable by the Company under the provisions of this Agreement to the Executive, or, if applicable, to his estate, legal representatives or other beneficiary designated in writing by the Executive (a "designee"), all social security taxes, all federal, state and municipal taxes and all other charges and deductions which now or hereafter are imposed by law as charges on the compensation of the Executive or charges on cash benefits



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payable by the Company hereunder to his estate, legal representatives or designee.

4. The Executive shall be entitled to receive an annual incentive bonus (the "Bonus") during the continuance of the Executive's employment hereunder equal to the greater of (i) $75,000 and (ii) an amount based upon the Company's achievement of performance goals determined by the Board upon the recommendation of the Compensation Committee of the Board. The Bonus shall be payable within a reasonable period of time not to exceed ninety (90) days following the end of each fiscal year of the Company.

5. On the Effective Date, the Company shall pay to the Executive a signing bonus of $500,000, payable in cash. Prior to the Effective Date, the Company has granted to the Executive fully vested options to purchase up to 50,000 shares of Class A Common Stock of the Company at $33.75 per share. On the Effective Date and on each of the first through the fourth anniversary of the Effective Date, the Company shall grant to the Executive fully vested options to purchase up to 30,000 shares of Class A Common Stock at their fair market value at the time of grant. All options and the shares of Class A Common Stock issued upon exercise thereof shall not be subject to forfeiture and shall, subject to restrictions under applicable securities laws, be freely transferable.

                       Reimbursement of Certain Expenses.

1. The Company shall reimburse the Executive, upon production of reasonable detailed accounts and vouchers or other reasonable evidence of payment by the Executive, all in accordance with the Company's regular procedures in effect from time to time and in form suitable to establish the validity of such expenses for tax purposes, all ordinary, reasonable and necessary travel, entertainment and other expenses as shall be incurred by him in the performance of his duties hereunder.

2. Prior to the Effective Date, the Company has paid to the Executive a relocation expense allowance of $25,000.

3. The Company shall, during the Term, arrange for the annual preparation of the Executive's income tax returns by appropriately qualified personnel.

4. The Company shall reimburse the Executive all reasonable legal fees and expenses incurred by him in connection with the negotiation, preparation, and execution of this Agreement and related matters.

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                       Vacation.

THE EXECUTIVE SHALL BE ENTITLED TO PAID VACATION TIME AT THE RATE OF NOT LESS THAN FOUR (4) WEEKS PER YEAR DURING THE TERM.

                       Total Disability.

The Company shall provide disability insurance coverage to the Executive as of the Effective Date of this Agreement in an amount sufficient to assure that annual disability payments equal at least two-thirds of the sum of (i) the Base Salary then in effect and (ii) the Bonus paid or payable with respect to the most recent fiscal year of the Company. If the Executive becomes disabled during his employment hereunder so that he is unable for a period of six (6) consecutive months to perform his duties under this Agreement ("Total Disability"), the Company shall pay to the Executive his full Base Salary during such six (6) month period; thereafter, the Company shall pay the Executive his severance payments in accordance with Section 10 hereof.

                       Insurance.

The Executive agrees to submit himself, on request, for physical examination by any physician designated by the Board as required or advisable in connection with the obtaining of any key man insurance policy or similar coverage which the Company may wish to obtain. The cost and expenses for such medical examinations and any such insurance shall be borne by the Company.

                       Confidential Information.

All records, papers, models, programs and other documents and those kept or made by the Executive relating to the business or affairs of the Company and/or its clients or customers shall be and remain the property of the Company, and to the extent available shall be delivered by the Executive to the Company as required by the Board and, in any event, upon the expiration or earlier termination of the Executive's employment by the Company.

                       Termination of Executive's Employment.

1. Notwithstanding the provisions of Section 1 hereof, this Agreement may be terminated prior to the expiration of the Term by the Board, in the name and on behalf of the Company, upon:

The death of the Executive;
the Total Disability of the Executive; or the occurrence of any material breach of any material covenant of the Executive contained in this Agreement and the continuation of such breach for a period of thirty (30) days following written notice by the Company to the Executive of such breach, or in the event of willful malfeasance in the performance of his duties hereunder having a material adverse effect on the business of the Company and the continuation of such malfeasance for a period of ten (10) days following written notice by the Company to the Executive of such malfeasance; provided, however, that any failure to attain the Company's financial projections shall not constitute any such breach or malfeasance (unless it results from any other material breach or willfull malfeasance).


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1. Notwithstanding the provisions of Section 1 hereof, this Agreement may be terminated prior to the expiration of the Term by the Executive upon ten (10) days prior notice upon any Change of Control. "Change of Control" means (A) the acquisition by any party or group, other than stockholders of the Company on the Effective Date, of 50% or more of the capital stock of the Company entitled to vote for the election of directors, (B) the sale or disposition of all or substantially all of the business of the Company, through a sale of assets, sale of stock, merger, consolidation, or otherwise, or (C) the Board ceasing to consist of Continuing Directors; and "Continuing Directors" means all directors of the Company on the Effective Date and all subsequent directors who were nominated or otherwise approved by a majority of the directors who were directors on the Effective Date or were nominated or approved in accordance with this definition.

                Consequences of Termination of this Agreement.

1. In the event that this Agreement is terminated (A) by the Company under
Section 9(a)(i) or (ii) above or (B) by the Executive under Section 9(b) above, the Executive (or, if applicable, his estate, legal representatives or designee) shall be entitled to receive, in full satisfaction of all obligations due to the Executive from the Company hereunder, the following sums:

all accrued but unpaid Base Salary and any unpaid Bonus in respect of a fiscal year ended prior to the Executive's death; and for a period of thirty-six (36) months or until the end of the Term, whichever is longer, the Base Salary in effect at the time of termination and an annual bonus equal to the Bonus paid or payable for the most recent fiscal year of the Company prior to such termination.

1. In the event that this Agreement is terminated by the Executive under
Section 9(b) above, the Executive shall further be entitled to receive fully vested options to purchase, within ten (10) years of grant, up to 100,000 shares of Class A Common Stock of the Company at $13.75 per share.

2. Upon any termination of this Agreement under Section 9(a)(i) above, the payments to be made under paragraph (a) above shall be made within thirty (30) days after such termination in one lump sum equal to the present value of such payments, discounted at a rate equal to 75% of the "Prime Rate" published by the Wall Street Journal on the date of such termination. Upon any termination of this Agreement under Section 9(a)(ii) above, the Company shall have the right to offset against the payments under paragraph (a) above the amount of any proceeds paid to the Executive under any disability insurance policies maintained by the Company.


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3. In the event that this Agreement is terminated for any other reason, the
Executive shall be entitled to receive all accrued but unpaid Base Salary and any earned but unpaid Bonus through the date of termination, and upon payment of said sum the Company shall have no further obligations or liabilities to the Executive hereunder.

                       Assignability.

This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party for any reason without the prior written consent of the other party.

                       Arbitration of Disputes.

Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by arbitration in the City and State of New York by and pursuant to the rules then prevailing of the American Arbitration Association. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon by any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to him or to his executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party or parties. If the Executive is the prevailing party on any issue in any such arbitration proceeding, he shall be entitled to recover from the Company any actual expenses for attorney's fees and disbursements incurred by him.

                       Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within the State of New York.

                       Ability to Fulfill Obligations.

Neither the Company nor the Executive is a party to or bound by any agreement which would be violated by the terms of this Agreement.


                       Notice.

Any notice, direction or instruction required or permitted to be given hereunder shall be given in writing and may be given by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided; by mail if sent postage prepaid by registered mail, return receipt requested; or by hand delivery to any party at the address of the party first above set forth. If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was mailed. Any party may, from time to time, by


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like notice give notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.


                       Further Assurances.

The parties hereto agree that, after the execution of this Agreement, they will make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

                       Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. No custom or trade usage, nor course of conduct among the parties, shall be relied upon to vary the terms hereof. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all of the parties to this Agreement which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

                       Severability.

Should any provision of this Agreement be unenforceable or prohibited by any applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

                       Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

                       Headings.

All headings in this Agreement are for convenience only and will not affect the meaning of any provision hereof.

                       Survival of Certain Provisions.

The provision of Sections 3(b), 8 and 10 shall, to the extent applicable, continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement or of the Executive's employment in accordance with the terms of this Agreement.

                       Successors and Assigns.

Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates, and upon the Executive and his executors, administrators, heirs and legal representatives.




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IN WITNESS WHEREOF, the Executive has executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

SFX BROADCASTING, INC.


By: /s/ Robert F.X. Sillerman
   ----------------------------
   Name:  Robert F.X. Sillerman
   Title: Chief Executive Officer

/s/ Michael G. Ferrel
------------------------------
    MICHAEL G. FERREL





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